UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 18, 2016

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed, SIGA Technologies, Inc. (“SIGA”) and PharmAthene, Inc. (“PharmAthene”) filed with the United State Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) a Joint Motion of Reorganized Debtor and PharmAthene, Inc. to Amend Debtor’s Third Amended Chapter 11 Plan (the “Plan”) to Extend PharmAthene Allowed Claim Treatment Date (the “Joint Motion”).  The Joint Motion sought approval of amendments to the Plan that would extend the deadline for SIGA Technologies, Inc. to satisfy the previously disclosed judgment owed to PharmAthene, Inc. from October 19, 2016 to November 30, 2016, conditioned on SIGA’s payment to PharmAthene of $100 million on or prior to October 19, 2016, which payment would be applied against PharmAthene’s judgment.

On August 15, 2016 a hearing was held before the United State Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to consider the Joint Motion.  On August 18, the Bankruptcy Court entered a final order approving the Joint Motion and thereby approving the amendments to the Plan as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date:  August 19, 2016